Exhibit 99.1

Sovran Self Storage Reports Fourth Quarter Results; Same Store Revenues Increase 8.2%

BUFFALO, N.Y.--(BUSINESS WIRE)--February 13, 2013--Sovran Self Storage, Inc. (NYSE:SSS), (www.unclebobs.com/company) a self storage real estate investment trust (REIT), reported operating results for the quarter and year ended December 31, 2012.

Net income available to common shareholders for the fourth quarter of 2012 was $13.5 million or $0.44 per fully diluted share. For the same period in 2011, net income available to common shareholders was $10.3 million, or $0.37 per fully diluted common share.

Funds from operations (FFO) for the quarter were $0.77 per fully diluted common share compared to $0.73 for the same period last year. The Company incurred net acquisition costs of $1.9 million in connection with its property purchases in the fourth quarter of 2012; in the fourth quarter of 2011, it incurred acquisition costs of $0.3 million. Absent these acquisition charges, FFO per share was $0.83 and $0.74 for the fourth quarter of 2012 and 2011, respectively.

Strong demand, improved occupancies and the reduced use of move-in incentives contributed to the increase in FFO for the fourth quarter of 2012.

David Rogers, the Company’s CEO, commented, “We had a very good quarter which capped off an exceptional year. We’re pleased with the continued strong performance of our core stores, and we are delighted with the new properties we acquired in December.”

OPERATIONS:

Total revenues increased 13.9% over last year’s fourth quarter, while operating costs increased 8.4%, resulting in an NOI (3) increase of 16.8%. Overall occupancy averaged 86.2% for the period and rental rates improved to an average of $10.73 per sq. ft.

Revenues for the 361 stores wholly owned by the Company for the entire quarter of each year increased 8.2% from those of the fourth quarter of 2011, the result of a 590 basis point increase in average occupancy and strong growth in insurance commissions.

Same store operating expenses increased 1.8% for the fourth quarter of 2012 compared to the prior year period, the result of increased property tax charges of 9.3% offsetting a decrease in all other operating costs of 0.8%.

Consequently, same store net operating income increased 11.7% this period over the fourth quarter of 2011.

General and administrative expenses grew by approximately $1.0 million over the same period in 2011, primarily due to increased salaries and internet advertising offset by a reduction in taxes associated with our taxable REIT subsidiary as a result of solar tax credits.

During the fourth quarter of 2012, the Company experienced positive same store revenue growth in every state in which it operates. The stores with the strongest revenue impact include those in Texas, Florida, North Carolina, and Georgia.

For the full year 2012, same store revenues increased by 6.3% and same store NOI improved by 10.3%. Same store occupancy at December 31st increased by 550 basis points to 87.0% from that of December 31, 2011.

PROPERTIES:

As previously announced, the Company acquired 14 self storage properties late in the fourth quarter of 2012: six self storage facilities in Chicago, IL; four in Southwest Florida; three in Austin, TX; and one in Phoenix, AZ. The stores were acquired via six separate transactions at a total cost of $83 million and were funded through advances on the Company’s line of credit.

The properties total approximately one million square feet and complement the Company’s existing portfolio as all are located in markets in which the Company already has a presence.

During 2012, the Company acquired a total of 28 stores for its own portfolio at a cost of $189 million. It also added 17 properties via its Uncle Bob’s Management platform.

CAPITAL TRANSACTIONS:

Illustrated below are key financial ratios at December 31, 2012:

- Debt to Enterprise Value (at $62.10/share)	26.4%
- Debt to Book Cost of Storage Facilities	39.0%
- Debt to EBITDA Ratio	5.4x
- Debt Service Coverage	3.0x

At December 31, 2012, the Company had approximately $7.3 million of cash on hand, and $70 million available on its line of credit (without considering the additional $75 million available under the expansion feature).

YEAR 2013 EARNINGS GUIDANCE:

Management is encouraged by greater customer traffic and resiliency in most markets. The following assumptions covering operations have been utilized in formulating guidance for the first quarter and full year 2013:

Same Store Projected Increases Over 2012
	1Q 2013	Full Year 2013

Revenue	6.0 – 7.0%	4.5 – 5.0%

Operating Cost (excluding property taxes)	3.5 – 4.0%	3.5 – 4.5%
Property Taxes	3.5 – 4.0%	4.5 – 5.0%
Total Operating Expenses	3.25– 3.75%	4.0 – 4.75%

Net Operating Income	7.5 – 8.5%	5.0 – 5.5%

The Company intends to spend up to $25 million on its expansion and enhancement program. It has also budgeted $13 million to provide for recurring capitalized expenditures including roofing, paving, and office renovations.

Purchases of properties made in 2013 are not expected to significantly impact guidance inasmuch as the Company expects to invest in both low occupancy turn-around opportunities as well as stabilized properties. Accordingly, neither the NOI nor the acquisition costs relating to any acquisitions that may be made in 2013 is included in guidance.

General and administrative expenses are expected to increase to approximately $34 million due to the need for additional personnel required for recent acquisitions, income taxes on its taxable REIT subsidiaries, and the Company’s plans to continue expanding its internet marketing presence and revenue management programs.

At December 31, 2012, all but $105 million of the Company’s debt is either fixed rate or covered by rate swap contracts that essentially fix the rate. Subsequent borrowings that may occur will be pursuant to the Company’s Line of Credit agreement at a floating rate of LIBOR plus 2.0%.

At December 31, 2012, the Company had 30.4 million shares of common stock outstanding and 0.2 million Operating Partnership Units outstanding.

As a result of the above assumptions, management expects funds from operations for the full year 2013 to be approximately $3.46 to $3.50 per share, and between $0.80 and $0.82 per share for the first quarter of 2013.

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Sovran Self Storage will hold its Fourth Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, February 14, 2013. To access the conference call, dial 877.407.8033 (domestic), or 201.689.8033 (international). Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing “events and conference calls” under the investor relations tab at www.unclebobs.com/company/.

The webcast will be archived for a period of 90 days; a telephone replay will also be available for 72 hours by calling 877.660.6853 and entering conference ID 407404.

Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company operates 461 self storage facilities in 25 states under the name “Uncle Bob’s Self Storage”®. For more information, visit www.unclebobs.com, like us on Facebook, or follow us on Twitter.

SOVRAN SELF STORAGE, INC.
BALANCE SHEET DATA
(unaudited)

	December 31,	December 31,
(dollars in thousands)	2012	2011
Assets
Investment in storage facilities:
Land	$299,544	$263,407
Building, equipment and construction in progress	1,456,410	1,275,188
	1,755,954	1,538,595
Less: accumulated depreciation	(328,952)	(292,722)
Investment in storage facilities, net	1,427,002	1,245,873
Cash and cash equivalents	7,255	7,321
Accounts receivable	3,450	2,938
Receivable from joint venture	856	589
Investment in joint venture	34,255	31,939
Prepaid expenses	4,947	3,939
Intangible asset - in-place customer leases (net of accumulated
amortization of $10,337 in 2012 and $7,019 in 2011)	2,891	2,523
Other assets	3,785	4,850
Net assets of discontinued operations	-	43,702
Total Assets	$1,484,441	$1,343,674

Liabilities
Line of credit	$105,000	$46,000
Term notes	575,000	575,000
Accounts payable and accrued liabilities	36,667	31,414
Deferred revenue	6,416	6,084
Fair value of interest rate swap agreements	15,707	10,748
Mortgages payable	4,251	4,423
Total Liabilities	743,041	673,669

Noncontrolling redeemable Operating Partnership Units at redemption value	12,670	14,466

Equity
Common stock	316	301
Additional paid-in capital	943,604	862,467
Accumulated deficit	(172,773)	(169,799)
Accumulated other comprehensive loss	(15,242)	(10,255)
Treasury stock at cost	(27,175)	(27,175)
Total Shareholders' Equity	728,730	655,539
Total Liabilities and Equity	$1,484,441	$1,343,674

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	October 1, 2012	October 1, 2011
	to	to
(dollars in thousands, except share data)	December 31, 2012	December 31, 2011

Revenues
Rental income	$57,873	$50,745
Other operating income	3,345	3,042
Management fee income	914	766
Total operating revenues	62,132	54,553

Expenses
Property operations and maintenance	14,757	13,972
Real estate taxes	5,601	4,808
General and administrative	8,605	7,643
Acquisition related costs	1,947	230
Impairment of storage facility	-	1,047
Depreciation and amortization	9,914	9,000
Amortization of in-place customer leases	517	1,003
Total operating expenses	41,341	37,703

Income from operations	20,791	16,850

Other income (expense)
Interest expense (A)	(8,252)	(8,809)
Interest income	1	52
Casualty loss	-	(126)
Gain on sale of real estate	687	1,511
Equity in income (losses) of joint ventures	327	67

Income from continuing operations	13,554	9,545
Income from discontinued operations	-	837
Net income	13,554	10,382
Net income attributable to noncontrolling interests	(92)	(126)
Net income attributable to common shareholders	$13,462	$10,256

Earnings per common share attributable to common shareholders - basic
Continuing operations	$0.44	$0.34
Discontinued operations	$-	$0.03
Earnings per share - basic	$0.44	$0.37

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$0.44	$0.34
Discontinued operations	$-	$0.03
Earnings per share - diluted	$0.44	$0.37

Common shares used in basic
earnings per share calculation	30,289,256	28,006,221

Common shares used in diluted
earnings per share calculation	30,453,059	28,077,773

Dividends declared per common share	$0.4500	$0.4500

(A) Interest expense for the three months ending December 31 consists of the following
Interest expense	$8,043	$8,557
Amortization of deferred financing fees	209	252
Total interest expense	$8,252	$8,809

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	January 1, 2012	January 1, 2011
	to	to
(dollars in thousands, except share data)	December 31, 2012	December 31, 2011

Revenues
Rental income	$219,730	$190,147
Other operating income	12,633	9,782
Management fee income	3,496	2,111
Acquisition fee income	148	679
Total operating revenues	236,007	202,719

Expenses
Property operations and maintenance	55,751	52,382
Real estate taxes	22,236	19,340
General and administrative	32,313	25,986
Acquisition related costs	4,328	3,278
Impairment of storage facility	-	1,047
Depreciation and amortization	37,575	33,597
Amortization of in-place customer leases	3,317	1,570
Total operating expenses	155,520	137,200

Income from operations	80,487	65,519

Other income (expense)
Interest expense (B)	(33,166)	(38,549)
Interest income	4	83
Casualty loss	-	(126)
Gain on sale of real estate	687	1,511
Equity in income (losses) of joint ventures	936	(340)

Income from continuing operations	48,948	28,098
Income from discontinued operations (including gain on sale of $4.5 million in 2012)	6,693	3,431
Net income	55,641	31,529
Net income attributable to noncontrolling interests	(513)	(937)
Net income attributable to common shareholders	$55,128	$30,592

Earnings per common share attributable to common shareholders - basic
Continuing operations	$1.65	$0.99
Discontinued operations	$0.23	$0.12
Earnings per share - basic	$1.88	$1.11

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$1.64	$0.98
Discontinued operations	$0.23	$0.12
Earnings per share - diluted	$1.87	$1.10

Common shares used in basic
earnings per share calculation	29,358,312	27,674,207

Common shares used in diluted
earnings per share calculation	29,489,025	27,725,119

Dividends declared per common share	$1.8000	$1.8000

(B) Interest expense for the year ended December 31 consists of the following
Interest expense	$32,330	$31,880
Amortization of deferred financing fees	836	$1,096
Write-off of unamortized financing fees related to
$150 million term note repaid 2011	-	$88
Interest rate swap termination payments	-	5,485
Total interest expense	$33,166	$38,549

COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (1) - (unaudited)

	October 1, 2012	October 1, 2011
	to	to
(dollars in thousands, except share data)	December 31, 2012	December 31, 2011

Net income attributable to common shareholders	$13,462	$10,256
Net income attributable to noncontrolling interests	92	126
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	10,324	10,004
Depreciation of real estate included in discontinued operations	-	352
Depreciation and amortization from unconsolidated joint ventures	389	381
Impairment of storage facility	-	1,047
Casualty loss	-	126
Gain on sale of real estate	(687)	(1,511)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(160)	(253)
Funds from operations available to common shareholders	23,420	20,528
FFO per share - diluted	$0.77	$0.73

Non-recurring Adjustments to FFO
Acquisition costs expensed	1,947	230
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings II	-	96
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(13)	(4)
Adjusted funds from operations available to common shareholders	25,354	20,850
Adjusted FFO per share - diluted	$0.83	$0.74

Common shares - diluted	30,453,059	28,077,773

	January 1, 2012	January 1, 2011
	to	to
(dollars in thousands, except share data)	December 31, 2012	December 31, 2011

Net income attributable to common shareholders	$55,128	$30,592
Net income attributable to noncontrolling interests	513	937
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	40,503	35,167
Depreciation of real estate included in discontinued operations	787	1,410
Depreciation and amortization from unconsolidated joint ventures	1,595	1,018
Impairment of storage facility	-	1,047
Casualty (gain) loss	-	126
Gain on sale of real estate	(5,185)	(1,511)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(881)	(812)
Funds from operations allocable to noncontrolling
interest in consolidated joint ventures	-	(567)
Funds from operations available to common shareholders	92,460	67,407
FFO per share - diluted	$3.14	$2.43

Non-recurring Adjustments to FFO
Acquisition costs expensed	4,328	3,278
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings II	162	831
Interest rate swap termination payments	-	5,485
Write-off of unamortized financing fees related to debt payoff	-	88
Acquisition fee income from Sovran HHF Storage Holdings II	(146)	(675)
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(37)	(109)
Adjusted funds from operations available to common shareholders	96,767	76,305
Adjusted FFO per share - diluted	$3.28	$2.75

Common shares - diluted	29,489,025	27,725,119

(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

QUARTERLY SAME STORE DATA (2) *	October 1, 2012	October 1, 2011
	to	to		Percentage
(dollars in thousands)	December 31, 2012	December 31, 2011	Change	Change

Revenues:
Rental income	$54,795	$50,551	$4,244	8.4%
Tenant insurance commissions	1,540	1,189	351	29.5%
Other operating income	1,294	1,510	(216)	-14.3%
Total operating revenues	57,629	53,250	4,379	8.2%

Expenses:
Payroll and benefits	5,635	5,627	8	0.1%
Real estate taxes	5,235	4,788	447	9.3%
Utilities	2,108	2,172	(64)	-2.9%
Repairs and maintenance	2,530	2,210	320	14.5%
Office and other operating expense	2,215	2,364	(149)	-6.3%
Insurance	874	814	60	7.4%
Advertising & yellow pages	382	662	(280)	-42.3%
Total operating expenses	18,979	18,637	342	1.8%

Net operating income (3)	$38,650	$34,613	$4,037	11.7%

QTD Same store move ins	34,181	35,126	(945)	-2.7%

QTD Same store move outs	36,803	34,975	1,828	5.2%

(2) Includes the 361 stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company or the 17 stores sold in 2012.

(3) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

* See exhibit A for supplemental quarterly same store data.

YEAR TO DATE SAME STORE DATA (4) **	January 1, 2012	January 1, 2011
	to	to		Percentage
(dollars in thousands)	December 31, 2012	December 31, 2011	Change	Change

Revenues:
Rental income	$195,003	$184,200	$10,803	5.9%
Tenant insurance commissions	5,474	4,083	1,391	34.1%
Other operating income	4,716	4,774	(58)	-1.2%
Total operating revenues	205,193	193,057	12,136	6.3%

Expenses:
Payroll and benefits	20,741	20,339	402	2.0%
Real estate taxes	18,997	18,572	425	2.3%
Utilities	8,327	8,812	(485)	-5.5%
Repairs and maintenance	7,768	7,398	370	5.0%
Office and other operating expense	7,635	7,866	(231)	-2.9%
Insurance	3,007	2,980	27	0.9%
Advertising & yellow pages	1,654	2,870	(1,216)	-42.4%
Total operating expenses	68,129	68,837	(708)	-1.0%

Net operating income (3)	$137,064	$124,220	$12,844	10.3%

YTD Same store move ins	147,397	137,986	9,411	6.8%

YTD Same store move outs	137,458	133,842	3,616	2.7%

(4) Includes the 333 stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company or the 17 stores sold in 2012.

* See exhibit B for supplemental year-to-date same store data.

OTHER DATA	Same Store (2)		All Stores (4)
	2012	2011	2012	2011

Weighted average quarterly occupancy	87.4%	81.5%	86.2%	81.2%

Occupancy at December 31	87.0%	81.5%	85.8%	81.2%

Rent per occupied square foot	$10.64	$10.64	$10.73	$10.54

(4) Does not include unconsolidated joint venture stores managed by the Company

Investment in Storage Facilities:
The following summarizes activity in storage facilities during the year ended December 31, 2012:

Beginning balance	$1,538,595
Property acquisitions	185,431
Improvements and equipment additions:
Expansions	24,841
Roofing, paving, and equipment:
Stabilized stores	15,768
Recently acquired stores	1,948
Change in construction in progress (Total CIP $8.4 million)	(6,031)
Dispositions and Impairments	(4,598)
Storage facilities at cost at period end	$1,755,954

Comparison of Selected G&A Costs	Quarter Ended		Year-to-Date
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Management and administrative salaries and benefits	5,277	4,363	17,147	13,292
Internet advertising & marketing	910	716	3,848	2,386
Training	424	425	1,315	1,315
Call center	355	349	1,530	1,359
Uncle Bob's Management costs	166	103	481	417
Income taxes	(270)	190	1,326	1,524
Other administrative expenses (5)	1,743	1,497	6,666	5,693
	$8,605	$7,643	$32,313	$25,986

(5) Other administrative expenses include professional fees, office rent, travel expense, investor relations and miscellaneous other expenses.

	December 31, 2012	December 31, 2011

Common shares outstanding	30,446,620	28,952,356
Operating Partnership Units outstanding	204,028	339,025

Exhibit A

Sovran Self Storage, Inc.

Same Store Performance Summary
Three Months Ended December 31, 2012
(unaudited)

		Square	Avg Qtrly Rent per Occupied	Avg Quarterly Occupancy for the Three Months Ended December 31,		Revenue for the Three Months Ended December 31,			Expenses for the Three Months Ended December 31,			NOI for the Three Months Ended December 31,
State	Stores	Feet	Square Foot	2012	2011	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change

Alabama	22	1,648	$7.84	83.3%	77.4%	$2,893	$2,718	6.44%	$907	$899	0.89%	$1,986	$1,819	9.18%
Arizona	9	539	10.22	85.3%	86.9%	1,228	1,200	2.33%	389	299	30.10%	839	901	-6.88%
Connecticut	5	295	16.98	93.0%	88.1%	1,205	1,151	4.69%	357	353	1.13%	848	798	6.27%
Florida	53	3,437	10.25	86.6%	79.5%	8,102	7,451	8.74%	2,610	2,566	1.71%	5,492	4,885	12.43%
Georgia	23	1,473	9.85	87.7%	80.4%	3,366	3,056	10.14%	1,001	1,075	-6.88%	2,365	1,981	19.38%
Louisiana	14	867	10.63	88.1%	84.3%	2,145	2,029	5.72%	616	605	1.82%	1,529	1,424	7.37%
Maine	2	113	11.94	87.6%	77.8%	311	295	5.42%	112	105	6.67%	199	190	4.74%
Maryland	3	139	16.13	88.6%	88.9%	512	495	3.43%	167	169	-1.18%	345	326	5.83%
Massachusetts	12	656	13.18	90.5%	83.1%	2,050	1,891	8.41%	683	693	-1.44%	1,367	1,198	14.11%
Mississippi	12	919	9.15	87.5%	80.9%	1,932	1,836	5.23%	579	549	5.46%	1,353	1,287	5.13%
Missouri	8	501	10.99	89.3%	83.7%	1,277	1,195	6.86%	432	425	1.65%	845	770	9.74%
New Hampshire	4	261	10.64	90.0%	82.8%	652	605	7.77%	203	216	-6.02%	449	389	15.42%
New Jersey	3	218	13.91	75.9%	68.9%	601	597	0.67%	306	275	11.27%	295	322	-8.39%
New York	28	1,677	13.87	85.4%	85.8%	5,394	5,276	2.24%	1,695	1,670	1.50%	3,699	3,606	2.58%
North Carolina	18	1,058	9.34	86.8%	72.2%	2,231	1,916	16.44%	685	780	-12.18%	1,546	1,136	36.09%
Ohio	17	1,137	9.38	87.6%	83.5%	2,442	2,240	9.02%	688	739	-6.90%	1,754	1,501	16.86%
Pennsylvania	4	220	9.89	86.3%	87.6%	484	465	4.09%	150	146	2.74%	334	319	4.70%
Rhode Island	4	207	12.06	82.1%	84.7%	551	483	14.08%	217	209	3.83%	334	274	21.90%
South Carolina	8	431	9.90	87.4%	83.7%	984	945	4.13%	315	379	-16.89%	669	566	18.20%
Tennessee	4	291	9.59	91.7%	89.7%	666	615	8.29%	257	251	2.39%	409	364	12.36%
Texas	91	6,389	10.78	89.9%	82.7%	16,063	14,412	11.46%	5,816	5,501	5.73%	10,247	8,911	14.99%
Virginia	17	1,111	10.80	81.4%	77.9%	2,540	2,379	6.77%	794	733	8.32%	1,746	1,646	6.08%

Portfolio Total	361	23,587	$10.64	87.4%	81.5%	$57,629	$53,250	8.22%	$18,979	$18,637	1.84%	$38,650	$34,613	11.66%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.
361 wholly owned same stores.

Exhibit B

Sovran Self Storage, Inc.

Same Store Performance Summary
Twelve Months Ended December 31, 2012
(unaudited)

		Square	Revenue for the Twelve Months Ended December 31,			Expenses for the Twelve Months Ended December 31,			NOI for the Twelve Months Ended December 31,
State	Stores	Feet	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change

Alabama	22	1,648	$11,426	$10,994	3.93%	$3,769	$3,852	-2.15%	$7,657	$7,142	7.21%
Arizona	9	539	4,924	4,882	0.86%	1,571	1,593	-1.38%	3,353	3,289	1.95%
Connecticut	5	295	4,742	4,417	7.36%	1,451	1,521	-4.60%	3,291	2,896	13.64%
Florida	53	3,437	31,444	29,525	6.50%	10,919	11,138	-1.97%	20,525	18,387	11.63%
Georgia	22	1,404	12,086	11,220	7.72%	3,933	4,055	-3.01%	8,153	7,165	13.79%
Louisiana	14	867	8,433	7,887	6.92%	2,450	2,425	1.03%	5,983	5,462	9.54%
Maine	2	113	1,234	1,147	7.59%	425	418	1.67%	809	729	10.97%
Maryland	3	139	2,051	1,973	3.95%	669	661	1.21%	1,382	1,312	5.34%
Massachusetts	12	656	7,985	7,473	6.85%	2,675	2,785	-3.95%	5,310	4,688	13.27%
Mississippi	12	919	7,589	7,457	1.77%	2,318	2,266	2.29%	5,271	5,191	1.54%
Missouri	7	428	4,581	4,366	4.92%	1,589	1,631	-2.58%	2,992	2,735	9.40%
New Hampshire	4	261	2,566	2,425	5.81%	812	845	-3.91%	1,754	1,580	11.01%
New York	28	1,677	20,621	19,820	4.04%	6,664	6,665	-0.02%	13,957	13,155	6.10%
North Carolina	18	1,058	8,486	7,478	13.48%	2,806	2,931	-4.26%	5,680	4,547	24.92%
Ohio	17	1,137	9,512	9,011	5.56%	3,039	3,184	-4.55%	6,473	5,827	11.09%
Pennsylvania	4	220	1,927	1,821	5.82%	628	612	2.61%	1,299	1,209	7.44%
Rhode Island	4	207	2,079	1,890	10.00%	814	786	3.56%	1,265	1,104	14.58%
South Carolina	8	431	3,946	3,770	4.67%	1,402	1,463	-4.17%	2,544	2,307	10.27%
Tennessee	4	291	2,597	2,412	7.67%	995	1,008	-1.29%	1,602	1,404	14.10%
Texas	69	4,958	47,628	44,163	7.85%	16,387	16,162	1.39%	31,241	28,001	11.57%
Virginia	16	1,020	9,336	8,926	4.59%	2,813	2,836	-0.81%	6,523	6,090	7.11%

Portfolio Total	333	21,705	$205,193	$193,057	6.29%	$68,129	$68,837	-1.03%	$137,064	$124,220	10.34%

Dollars in thousands. Square feet in thousands.
333 wholly owned same stores.

Exhibit C

Sovran Self Storage, Inc.

Debt Maturity Schedule
December 31, 2012
(unaudited)

			Current
	Maturity	Basis of	Interest
(dollars in thousands)	Date	Rate	Rate (1)	2013	2014	2015	2016	2017	Thereafter	Total

Line of credit	Aug-2016	Variable	2.21%	$-	$-	$-	$105,000	$-	$-	$105,000

Term note	Sep-2013	Swapped to fixed	5.94%	20,000	-	-	-	-	-	20,000
Term note	Sep-2013	Fixed	6.26%	80,000	-	-	-	-	-	80,000
Mortgage note	Sep-2013	Fixed	6.76%	896	-	-	-	-	-	896
Mortgage note	Mar-2014	Fixed	6.35%	34	949	-	-	-	-	983
Term note	Apr-2016	Fixed	6.38%	-	-	-	150,000	-	-	150,000
Term note	Aug-2018	Swapped to fixed	4.37%	-	-	-	-	-	125,000	125,000
Term note	Aug-2018	Swapped to fixed	3.61%	-	-	-	-	-	100,000	100,000
Term note	Aug-2021	Fixed	5.54%	-	-	-	-	-	100,000	100,000
Mortgage note	May-2026	Fixed	5.99%	119	126	134	142	151	1,700	2,372

				$101,049	$1,075	$134	$255,142	$151	$326,700	$684,251

(1) Rate as of December 31, 2012 based on existing debt rating. Interest rates shown do not include amortization of financing fees and facility fees which are expected to be $1.2 million in 2013.

CONTACT:
Sovran Self Storage, Inc
Diane Piegza, 716-650-6115
Vice President-Corporate Communications